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                                                                 EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 1999 and 1998.

                                                           Three Months Ended
Calculation of Basic                                            March 31,
  Earnings Per Share                                       1999          1998
______________________________                          __________   __________
Net Income                                              $2,913,000   $2,834,000
                                                         _________    _________

Average common shares outstanding                        3,486,088    3,578,654

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (35,200)     (44,000)
                                                        __________    _________

Weighted average shares outstanding                      3,450,888    3,534,654
                                                        __________    _________

Earnings per share (in dollars)                         $     0.84   $     0.80
                                                        __________   __________
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
                                                           Three Months Ended
Calculation of Diluted                                         March 31,
  Earnings Per Share                                       1999          1998
______________________________                          __________   __________
Net Income                                              $2,913,000   $2,834,000
                                                        __________   __________

Average common shares outstanding                        3,486,088    3,578,654

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (35,200)     (44,000)

Diluted stsock options                                     116,425      161,930
                                                        __________   __________

Weighted average shares outstanding                      3,567,313    3,696,584
                                                        __________   __________

Earnings per share (in dollars)                         $     0.82   $     0.77
                                                        __________   __________
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